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                                                                    EXHIBIT 10.5


                          TOTAL RESEARCH CORPORATION


                            STOCK OPTION AGREEMENT
                            ----------------------


  STOCK OPTION AGREEMENT made as of July 1, 1998 (the "Grant Date"), between TOTAL RESEARCH CORPORATION, a Delaware corporation (the "Company"), and Donald Jacobson (the "Optionee").

  WHEREAS, the Company, pursuant to Section 1.1 of the Amended and Restated Stock Purchase Agreement made as of June 18, 1998, among the Company and David Brodsky, as representative for an entity or group to be formed (the "Stock Purchase Agreement"), agreed to issue to the Purchaser and the Designees named in said Stock Purchase Agreement an option to purchase an aggregate of 250,000 shares of common stock of the Company ("Common Stock"); and

  WHEREAS, Optionee, as one of the Designees, is to receive an option to purchase shares of Common Stock pursuant to said Stock Purchase Agreement on the terms hereinafter provided;

  NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

  1.  GRANT OF OPTION.  The Company hereby grants to Optionee the right and
      ---------------
option (the "Option") to purchase all or any part of an aggregate of 40,000 shares of Common Stock, subject to adjustment as hereinafter provided. The Option is in all respects limited and conditioned as provided herein, and as it may be amended from time to time.


  2.  PURCHASE PRICE.  The purchase price per share of the shares of Common
      --------------
Stock covered by the Option shall be $2.25.

  3.  TERM.  Unless earlier terminated pursuant to any provision of this Option
      ----
Agreement, this Option shall expire on June 30, 2003 (the "Expiration Date"), which date is not more than five (5) years from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

  4.  EXERCISE OF OPTION.  The Option may be exercised at any time or from time
      ------------------
to time, provided, however, that the Option may not be exercised for less than 100 shares at any one time. The Option shall remain subject to the provisions in this Option Agreement, until the expiration of the term of this Option as set forth in Paragraph 3 or until other termination of the Option.

  5.  METHOD OF EXERCISING OPTION.  Subject to the terms and conditions of this
      ---------------------------
Option Agreement, the Option may be exercised upon written notice to the Company, at its principal office, which is located at 5 Independence Way, Princeton, New Jersey 08543. Such notice (a suggested form of which is attached) shall state the election to exercise the Option and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall (if required by the terms thereof) be accompanied by the investment certificate referred to in Paragraph 6; and shall be accompanied by payment of the full Option price of such shares.
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  The Option price shall be paid to the Company in cash or by certified check.

  Upon receipt of such notice and payment, the Company, as promptly as practicable (but no later than ren (10) days after receipt of such notice and payment), shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates representing the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the legal disability or death of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be validly issued, fully paid and non-assessable by the Company.

  6.  SHARES TO BE PURCHASED FOR INVESTMENT.  Unless the Company has theretofore
      -------------------------------------
notified the Optionee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Optionee that such registration is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person or persons effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent reasonably necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

  7.  SATISFACTION OF HART-SCOTT-RODINO REQUIREMENTS.  It shall be a condition
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to the issuance of any shares to be acquired upon the exercise of the Option that the Company shall have received a legal opinion in form and substance reasonably satisfactory to the Company that (a) no filing prior to or in connection with said issuance is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), or (b) all necessary notifications under the HSR Act have been filed and the applicable waiting period under the HSR Act has expired.

  8.  TRANSFERABILITY OF OPTION.  Except as provided in the next succeeding
      -------------------------
sentence, this Option is not transferable, in whole or in part, by the Optionee otherwise than by the laws of descent and distribution, and, during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or by his guardian or legal representative. Notwithstanding the preceding sentence, this Option shall be transferable, in whole or in part, by the Optionee at any time prior to the termination of said Option, to (a) David Brodsky or any other Designee named on Schedule 1.1 of the Stock Purchase Agreement, or (b) the entity or group to be formed by said Designees, subject, however, to the restrictions and limitations of Article VI of said Stock Purchase Agreement.

  9.  RIGHT OF COMPANY TO REPURCHASE SHARES AND CANCEL OPTION UNDER CERTAIN
      ---------------------------------------------------------------------
CIRCUMSTANCES.  During the 30-day period following the second anniversary of the
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Closing Date (as defined in the Stock Purchase Agreement), the Company shall have the right (i) to purchase any shares of Common Stock owned by the Optionee as a result of exercise of this Option, and (ii) to cancel this Option, to the extent it has not been exercised, if, during the two (2) year period following the Closing Date, the

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Purchaser and the Designees under the Stock Purchase Agreement have not fulfilled their financing obligations as set forth in Article VI of said Stock Purchase Agreement.

  10.  DEATH.  If the Optionee dies prior to the Expiration Date of this Option
       -----
as set forth in Paragraph 3, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Board of Directors, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee's death, at any time prior to the Expiration Date specified in Paragraph 3.

  11.  CAPITAL ADJUSTMENTS.  The number of shares which are granted under this
       -------------------
Option Agreement shall be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, each outstanding Option shall be assumed by the surviving or successor corporation or by a parent or subsidiary of such corporation.

  12.  GOVERNING LAW.  This Option Agreement shall be construed in accordance
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with, and its interpretation shall be governed by applicable federal law, and otherwise by the laws of the State of Delaware.

  IN WITNESS WHEREOF, the Company has caused this STOCK OPTION AGREEMENT to be duly executed by its officers thereunto duly authorized, and the Optionee has hereunto set his hand and seal, all on the day and year first above written.


ATTEST:                           TOTAL RESEARCH CORPORATION

[Corporate seal]



/s/Richard G. Morrow, Jr.         By:/s/Albert Angrisani
-------------------------            -------------------------------------
  Secretary                            President


                                   OPTIONEE


                                     /s/Donald Jacobson
 ------------------------            -------------------------------------
   Witness

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

                          TOTAL RESEARCH CORPORATION




                      Notice of Exercise of Stock Option
                      ----------------------------------



  I hereby exercise the stock option granted to me on July 1, 1998, by Total Research Corporation, with respect to the following number of shares of Total Research Corporation common stock, par value $ .001 per share ("Shares"), covered by said option:

  Number of Shares to be purchased    ________________

  Option price per Share             $      2.25
                                      ----------------

  Total option price                 $
                                      ----------------
Check one of the following to indicate method of payment:



   _____ A. Enclosed is cash in the amount of $______ in full payment for such Shares.


   _____ B. Enclosed is a certified check in the amount of $______ in full payment for such Shares.



  Please have the certificate or certificates representing the purchased Shares registered in the following name or names/1/_______________________and sent to
__________________.




DATED: ________      __, 19___.


                                ---------------------------
                                   Signature of Optionee


/1/ Certificates may be registered in the name of the Optionee alone or in the names of the Optionee and his or her spouse, jointly, with right of survivorship.


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